Exhibit 23




INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-38171 of FINOVA Capital Corporation (a subsidiary of The FINOVA Group Inc) on Form S-3 of our report dated February 11, 1998, appearing in this Annual Report on Form 10-K of FINOVA Capital Corporation for the year ended December 31, 1997.




DELOITTE & TOUCHE LLP
Phoenix, Arizona

March 17, 1998